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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 11, 2000 (except Note 10, as to which the date
is February   , 2000) in the Registration Statement and related Prospectus of
Software Technologies Corporation dated February 17, 2000.

                                          Ernst & Young LLP

Woodland Hills, California
February 17, 2000

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 10 to the financial statements.

                                          /s/ Ernst & Young LLP

Woodland Hills, California
February 17, 2000